                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                PANATECH RESEARCH AND DEVELOPMENT CORPORATION
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

                 PANATECH RESEARCH AND DEVELOPMENT CORPORATION
                                 P.O. Box 23160
                          Albuquerque, NM  87192-1160


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on August 14, 1995


     The Annual Meeting of Stockholders of Panatech Research and
Development Corporation (the "Company") will be held at The
Albuquerque Petroleum Club, Suite 1500, 500 Marquette NW,
Albuquerque, New Mexico on August 14, 1995 at 10:00 a.m. for the following purposes:

     1. To elect a Board of four directors; and

     2. To transact such other business as may properly come before the Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business, July
6, 1995, as the record date for determination of stockholders entitled to notice of and to vote at the Meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON,
PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT
PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE.


                                               JAMES R. HAGAN
                                               Secretary

July 11, 1995

                PANATECH RESEARCH AND DEVELOPMENT CORPORATION

                        -----------------------------
                               PROXY STATEMENT
                        -----------------------------

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of Panatech Research and Development Corporation (the "Company"), in connection with the Annual Meeting of Stockholders to be held at The Albuquerque Petroleum Club, Suite 1500, 500 Marquette NW, Albuquerque, New Mexico at 10:00 a.m. on August 14, 1995, and at any and all adjournments thereof. The Company's telephone number is (505) 271-2200.

     The costs of solicitation of Proxies will be paid by the Company. Proxies may be solicited in person or by mail, telephone, telegram, mailgram, or other means. In addition, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies personally or by other appropriate means. Banks, brokerage houses, fiduciaries, and other custodians and nominees will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding proxy soliciting material to their clients who are beneficial owners of shares.

     It is anticipated that this Proxy Statement and accompanying
Proxy will first be mailed to stockholders on or about July 11, 1995.


                                 VOTING RIGHTS

     Unless the accompanying Proxy has been previously revoked, the shares represented by the Proxy will, unless otherwise directed, be voted at the Meeting FOR the nominees to the Board of Directors. A stockholder may revoke the Proxy at will at any time prior to the voting of the shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed Proxy bearing a later date or an instrument revoking the Proxy.

     Only stockholders of record of the Company's Common Stock as of the close of business on July 6, 1995, will be entitled to vote at the Meeting. On July 6, 1995, there were 3,692,300 shares of Common Stock outstanding, each of which is entitled to one vote per share.

    A majority of the outstanding shares constitutes a quorum at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the existence of a quorum. Directors are elected by a plurality of the votes cast. Votes withheld in connection with the election of directors are excluded from the vote and have no effect.

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated, and it is the intention of the persons named in the enclosed Proxy to vote for the election of, the four nominees named below, each of whom has consented to serve as a director if elected. The directors hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. All of the nominees have been previously elected by the stockholders of the Company. Although the Board of Directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence, the Proxies will be voted for such substitute nominee, if any, as the Board of Directors may designate.

     The following information is supplied with respect to the nominees for director:

      Name                Age     Principal Occupation
      ----                ---     --------------------
Arthur J. Rosenberg        68    President and Treasurer
Joseph Elmaleh             56    Chairman and Chief Executive
                                   Officer, Isramco, Inc.
Paul B. Rosenberg          63    President and Chief Executive
                                   Officer  Tech/Ops Corporation
James T. Stamas            63    Dean, Boston University School
                                   of Hospitality Administration

     See "Ownership of Common Stock" for information concerning the beneficial ownership of the Company's Common Stock by nominees for director.

     Dr. Arthur J. Rosenberg founded the Company in 1981 and has served as President, Treasurer and Director since that date. Dr.
Rosenberg and Paul B. Rosenberg are brothers.

     Dr. Joseph Elmaleh has been a director of the Company since 1981. He has been Chairman of the Board and founder of Jerusalem Oil Exploration, Ltd. and the Chairman and Chief Executive Officer of Isramco, Inc. (NASDAQ) since 1982. Both of such companies are engaged in oil exploration and development in Israel. Dr. Elmaleh also serves as Chairman of the Board and Chief Executive Officer of East Mediterranean Oil & Gas Co., which is engaged in oil and gas development in Israel, and Senior Vice President of Elmco Holdings, Ltd., an international investment company involved in oil, technology and industry.

     Mr. Paul B. Rosenberg has been a director of the Company since 1985. Since February 1, 1988, he has been President and Chief

Executive Officer of Tech/Ops Corporation, a privately owned management and consulting company. Prior to that, for more than five years he was Vice President, Finance and Treasurer of Tech/Ops, Inc., a manufacturer of electronic instruments and a provider of personal dosimetry services. Mr. Rosenberg is a director of Landauer, Inc. (ASE) and Tech/Ops Sevcon, Inc. (ASE). He is the brother of Dr. Arthur Rosenberg.

     Mr. James T. Stamas has been a director of the Company since
1983.  Since February 1, 1995, he has been Dean of the Boston
University School of Hospitality Administration. He has been a principal of Stamas Partners, a privately owned management consulting firm, since January 1988. For more than five years prior thereto, Mr. Stamas was Senior Vice President and Chief
Administrative Officer of Omni Hotels.


Board of Directors and Committee Meetings
- -----------------------------------------
     The Board of Directors held four meetings in the fiscal year ended March 31, 1995. The Audit Committee consists of Paul B. Rosenberg and James T. Stamas. The Audit Committee is responsible for periodically reviewing the financial condition, and the results of audit examinations of the Company with its independent accountants. The Audit Committee held two meetings during the fiscal year ended March 31, 1995. The Board of Directors has not designated a nominating or compensation committee.

Directors' Compensation.
- ------------------------
     The Company pays non-officer directors a quarterly fee of $3,125, and reimburses them for out-of-pocket expenses incurred in attending Board or Committee meetings. Paul B. Rosenberg provides financial and accounting services to the Company in the capacity of Chief Accounting Officer pursuant to a Consulting Agreement for which he was paid $40,000 in fiscal year 1995.

     On January 10, 1995, Joseph Elmaleh, Paul B. Rosenberg, and James T. Stamas were each granted five-year options to purchase 5,000 shares of Common Stock at an exercise price of $2.00 per share. The options are exercisable in 25% installments beginning January 10, 1996.

                               EXECUTIVE OFFICERS

     The Company's executive officers are as follows:

     Name                Age             Position
     ----                ---             --------
Arthur J. Rosenberg      68            President and Treasurer
Robert J. Perret, Jr.    37            President, ASM Company,
                                         Inc. ("ASM")

     Dr. Rosenberg founded the Company in 1981 and has served as President, Treasurer, and a director since that date.

     Mr. Perret joined ASM, the Company's operating subsidiary, in November 1989. From July 1988 until November 1989, he served as
Division Manager of Operations at W.S. Shamban Company, a manufacturer of advanced engineered thermoplastics. From April 1986 until June 1988, he served as Development Manager for Parker
Hannifin Corp., a manufacturer of fluid power systems.


                             EXECUTIVE COMPENSATION

Summary Compensation Table
- --------------------------
     The following table provides compensation information on the Chief Executive Officer and the only other executive officer of the Company (the "Named Officers") for services in all capacities during fiscal years 1995, 1994, and 1993.

                                                      Long-term
                                                    Compensation
                                                    -------------
                                Annual Compensation   Securities
Name and                Fiscal  -------------------   Underlying
Principal Position       Year    Salary     Bonus (1)   Options
- ------------------       ----    ------     --------    -------
Arthur J. Rosenberg      1995    $160,000   $80,000        0
  President & Treasurer  1994     160,000    80,000        0
                         1993     166,500    48,000        0

Robert J. Perret, Jr.    1995     120,000   117,860      25,000
  President, ASM         1994     120,000    35,000      10,000
  Company, Inc.          1993      88,518    22,773      20,000

Name and                Fiscal       All other
Principal Position       Year      Compensation (2)
- ------------------       ----      ----------------
Arthur J. Rosenberg      1995         $37,096
  President & Treasurer  1994          37,096
                         1993          37,096

Robert J. Perret, Jr.    1995           2,223
  President, ASM         1994           2,223
  Company, Inc.          1993           2,223

_______________________________

(1) Bonuses were paid in accordance with the terms of the Employment Agreements described below. All bonus amounts were deferred.

(2) Represents premiums paid for life insurance for Dr.
     Rosenberg and premiums paid for term life and disability insurance for Mr. Perret. The cash surrender value of Dr. Rosenberg's life insurance policy, presently $144,000, remains the property of the Company. See "Employment Agreements" below.


Employment Agreements
- ---------------------
          On March 3, 1994, the Company entered into a three-year Employment Agreement with Dr. Arthur J. Rosenberg pursuant to which the Company agreed to employ Dr. Rosenberg as its President and Chief Executive Officer from April 1, 1994 until March 31, 1997 at a base annual salary of not less than $160,000. Dr. Rosenberg is entitled to the use of a Company-owned and maintained vehicle and to a deferred bonus equal to at least 30% but not more than 50% of his annual salary, the exact amount to be determined by the Board of Directors. For fiscal year 1995, Dr. Rosenberg received $80,000 in deferred bonus. The Employment Agreement also provides for disability payments to Dr. Rosenberg should he be unable to perform his duties due to illness or injury ranging from $160,000 to $96,000. Pursuant to the Employment Agreement, the Company also pays for a universal life insurance policy on Dr. Rosenberg's life in the face amount of $1,000,000. The cash surrender value of the policy remains the property of the Company and the balance is payable to Dr. Rosenberg's beneficiary. The Employment Agreement may be terminated at any time for good cause as defined in the Agreement.

          On March 3, 1994, ASM entered into a three-year
Employment Agreement with Robert J. Perret, Jr., whereby ASM agreed to employ Mr. Perret as its President through April 1, 1997, subject to extension by mutual agreement, at an annual base salary of $120,000 per year. Under this agreement, (I) Mr. Perret is entitled to an annual bonus determined according to a formula based upon return on net assets employed; (ii) in addition to his base salary, ASM provides Mr. Perret with an automobile, term life insurance in the face amount of $500,000 (of which $350,000 is for the benefit of ASM and $150,000 is for the benefit of Mr. Perret's designee) and disability income insurance in an amount equal to 67% of his annual base salary should he become disabled, (iii) the agreement may be terminated at any time for good cause as defined therein, (iv) If the agreement is terminated without good cause, or if Mr. Perret is willing to extend the Agreement, but ASM declines to do so, Mr. Perret is entitled to severance pay of $10,000 per month for a period of up to twelve months, less the amount of any income earned by him from other employment, and (v) Mr. Perret is prohibited from working for or having any other relationship with a competitor of ASM for a period of one year following any termination of his employment with ASM.



Fiscal Year 1995 Option Grants
- ------------------------------
     Shown below is information on grants of stock options to the Named Officers under the Company's 1993 Stock Option Plan during fiscal year 1995.

                       No. of
                      Securities   % of Total
                      Underlying Options Granted  Exercise    Expir-
                        Options   to Employees     Price      ation
     Name               Granted   in Fiscal 95   Per Share     Date
     ----               -------   ------------   ---------     ----
Arthur J. Rosenberg         0          0              0           0
Robert J.Perret, Jr.    15,000 (1)    44%          $2.00
1/9/00
- ---------------

(1) The options vest in 25% installments beginning one year after the grant date and have a term of five years subject to earlier termination in certain circumstances. Under the terms of the 1993 Stock Option Plan, the Board of Directors may, subject to Plan limits, modify the terms of outstanding options, including the exercise price and vesting schedule.

(2) Fair market value of the Common Stock on the grant date.

              Aggregated Option Exercises in Last Fiscal Year and
                       Fiscal Year-End Option Information

                                   No. of Securities
                                       Underlying      Value of Un-
              Options exercised       Unexercised   exercised In-the-
                  in FY 95          Options Held At  Money options at
             --------------------    March 31, 1995  Mar 31, 1995 (2)
                Shares                --------------   --------------
             Acquired on  Value      Exerc- Unexerc-  Exerc- Unexerc-
               Exercise  Realized (1) isable  isable   isable  isable
              --------  -----------  ------  ------   ------   ------
Arthur J.
  Rosenberg     50,000    $25,000       0       0     $  0    $  0
Robert J.
  Perret, Jr.   20,000    $23,000    35,000  65,000  $66,250  $73,750

_________________

(1) Aggregate market value on date of exercise, less aggregate exercise price.
(2) Aggregate market value on March 31, 1995, less aggregate exercise price.

          Under the terms of the Company's Stock Option Plans, in the event of liquidation or dissolution, or a reorganization, merger, or consolidation in which the Company is not the survivor, or the sale of substantially all of the Company's assets or of more than 80% of the outstanding stock to another entity, outstanding stock options will become fully exercisable 30 days before the effective date of any such transaction unless the options are assumed by the surviving or successor corporation.

                           OWNERSHIP OF COMMON STOCK

    The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of July 6, 1995, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each Named Officer and director, and (iii) all executive officers and directors as a group.

                                            Number of    Percentage
          Name *                              Shares      Ownership
          ------                              ------      ---------
Arthur J. and Naomi C. Rosenberg               790,750      21.4%
  P.O. Box 23160
  Albuquerque, NM 87192
Kennedy Capital Management Inc.                264,900       7.2%
  425 No. New Ballas Road, Suite 181
  St. Louis, MO 63141
Joseph Elmaleh                                  21,000 (1)    **
Paul B. Rosenberg                               63,500 (2)   1.7%
James T. Stamas                                 30,000 (3)    **
Robert J. Perret, Jr.                           60,000 (4)   1.6%
All executive officers and directors
  as a group (5 persons)                       965,250 (5)  26.1%
- ---------------

  * Includes addresses of 5% or more stockholders.
 ** Less than one percent.
(1) Includes 5,000 shares subject to options which are exercisable within 60 days.
(2) Includes 1,000 shares subject to Class B Warrants and 5,000 shares subject to options which are exercisable within 60 days.
(3) Includes 5,000 shares subject to options which are exercisable within 60 days.
(4) Includes 40,000 shares subject to options which are exercisable within 60 days.
(5) See Notes (1) through (4)

Compliance with Section 16 of the Exchange Act
- ----------------------------------------------
     The Company's executive officers, directors, and ten per cent or more stockholders are required to file reports with the Securities and Exchange Commission with respect to any changes in their beneficial ownership of the Company's equity securities. During the year ended March 31, 1995, Mr. Perret did not timely report three transactions (two option exercises and one option grant) and Messrs. Elmaleh and Stamas each did not timely report two transactions (one option exercise and one option grant).

                            INDEPENDENT ACCOUNTANTS

     It is the current intention of the Company's Board of Directors to select and retain Arthur Andersen & Co. as the Company's independent accountants for the current year. Arthur Andersen & Co. conducted the audit for the fiscal year ended March 31, 1995. A representative of Arthur Andersen & Co. will be present at the Meeting, and will have the opportunity to make a statement if he so desires and to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

     Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and Proxy for the 1996 Annual Meeting must submit such proposal so that it is received by the Company no later than March 10, 1996.


                          AVAILABILITY OF FORM 10-KSB

     The Company will furnish without charge a copy of its Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995, without exhibits, as filed with the Securities and Exchange Commission, to any stockholder desiring a copy. Stockholders may write to the Company at P.O. Box 23160, Albuquerque, NM 87192-1160.


                            DISCRETIONARY AUTHORITY

     While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed Proxy gives discretionary authority, however, in the event any additional matters should be presented.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE
NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                  By Order of the Board of Directors


                                                JAMES R. HAGAN
                                                   Secretary

Albuquerque, New Mexico
July 11, 1995

                 PANATECH RESEARCH AND DEVELOPMENT CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 14, 1995
                 ---------------------------------------------
               The undersigned hereby constitutes and appoints Arthur J. Rosenberg and Paul B. Rosenberg, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote as designated below, all of the common Stock of PANATECH RESEARCH AND DEVELOPMENT CORPORATION held of record by the undersigned on July 6, 1995 at the Annual Meeting of Stockholders to be held on August 14, 1995, or any adjournment thereof.

(1) ELECTION OF DIRECTORS
    / / FOR all nominees listed below  / / WITHHOLD AUTHORITY to vote
        (except as indicated to the        for all nominees listed
        contrary below)                    below

       Joseph Elmaleh, Arthur J. Rosenberg, Paul B. Rosenberg,
                          James T. Stamas

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOM-
         INEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

- --------------------------------------------------------------------------
(2) IN THEIR DISCRETION, ON OTHER MATTERS WHICH PROPERLY COME
BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED UPON BEHALF OF THE BOARD OF DIRECTORS OF
PANATECH RESEARCH AND DEVELOPMENT CORPORATION.  IF NO VOTE IS
INDICATED, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION
OF DIRECTORS.

YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE
ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

          I will / /    Will Not / /   Attend the Meeting

IMPORTANT: Please sign exactly as your name or names appear on the share certificates, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.

                                           Date________________, 1995


                                           Signature:________________